Exhibit 99.1

March 20, 2012

FSP Galleria North Corp.

This special communication is to inform holders of preferred stock in FSP Galleria North Corp. (the “Company”, “our” or “we”) that both leases with the two prospective tenants referenced in our recently-distributed fourth quarter 2011 communication have been signed. The property is now approximately 37% leased. One tenant will occupy the top 3½ floors of our building; the other tenant will occupy the 2nd, 3rd and 4th floors. Each lease is over ten years in length, and both tenants could have potential expansion needs in the future. We believe that the signing of these two leases will allow us to more easily start multi-tenanting the middle floors/sections of the building. More detail and perspective will be provided in our upcoming regularly scheduled communication for the first quarter 2012, which will be distributed on or about May 15, 2012. The re-lease of our Galleria North property has begun!

Please feel free to contact our Investor Services group at 800-950-6288 and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP Galleria North Corp.

…over

401 Edgewater Place - Wakefield, MA 01880-6207 - 800-950-6288

FSPInvestments@franklinstreetproperties.com

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.